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Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

for 8 1/2% SENIOR NOTES DUE DECEMBER 15, 2013

of

SHIP FINANCE INTERNATIONAL LIMITED

        As set forth in the Prospectus dated                        , 2004 (the "Prospectus") of Ship Finance International Limited (the "Company") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto is to be used to accept the Company's offer (the "Exchange Offer") to exchange up to $580,000,000 of its outstanding 8 1/2% Senior Notes due December 15, 2013 (the "Outstanding Notes") for its 8 1/2% Senior Notes due December 15, 2013, which have been registered under the Securities Act of 1933, as amended, if certificates for the Outstanding Notes are not immediately available or if the Outstanding Notes, the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 P.M., New York City time, on                        , 2004 (the "Expiration Date"). This form may be delivered by an Eligible Institution by hand, overnight courier or mail to the Exchange Agent as set forth below. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2004, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF OUTSTANDING NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

By Mail, Hand or Overnight Delivery:	Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Mary St. Amand
Assistant Vice President
Facsimile (for eligible institutions only): (302) 636-4145
Confirm Facsimile by phone ONLY: (302) 636-6436

        Delivery of this instrument to an address, or transmission of instruction via facsimile, other than as set forth above, does not constitute a valid delivery.

        This form is not to be used to guarantee signatures. The signature on the Letter of Transmittal to be used to deliver Outstanding Notes required to be guaranteed by an "Eligible Institution" under the instructions thereto, must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby delivers to the Exchange Agent, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged,                        Outstanding Notes pursuant to the guaranteed delivery procedures set forth in Instruction 1 of the Letter of Transmittal.

        The undersigned understands that tenders of Outstanding Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Outstanding Notes under the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the last business day prior to the Expiration Date. Tenders of Outstanding Notes may also be withdrawn if the Exchange Offer is terminated without any such Outstanding Notes being purchased thereunder or as otherwise provided in the Prospectus.

        All authority thereto conferred or agreed to be conferred by Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Certificate No(s). for Outstanding Notes (if available)

Principal Amount of Outstanding Notes

Name(s) of Record Holder(s)

Please Print or Type
Address

Area Code and Telephone No.

Signature(s)

Dated:
If Outstanding Notes will be delivered by book- entry transfer at the Depository Trust Company,
Depository Account No.

        This Notice of Guaranteed Delivery must be signed by (i) the registered Holder(s) of Outstanding Notes exactly as its (their) name(s) appear on certificates for Outstanding Notes or on a security position listing maintained by DTC as the owner of Outstanding Notes or (ii) by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es) of person signing above.

Name(s)
Capacity:
Address(es)

GUARANTEE

(Not to be used for signature guarantee)

        The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") including without limitation any financial institution that is a participant in a recognized Signature Guarantee Medallion Program, hereby (a) represents that the above named person(s) "own(s)" the Outstanding Notes tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Outstanding Notes complies with Rule 14e-4 under the Exchange Act and (c) guarantees that delivery to the Exchange Agent of certificates for the Outstanding Notes tendered hereby, in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus), with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signatures and any other required documents, will be received by the Exchange Agent at one of its addresses set forth above on or prior to the Expiration Date.

        The undersigned acknowledges that it must deliver the Letter of Transmittal and Outstanding Notes tendered hereby to the Exchange Agent within the time period set forth therein and that failure to do so could result in financial loss to the undersigned.

Name of Firm:
Address:
City/State:
Zip Code:
Area Code and Telephone No.

Dated:	, 2004
Authorized Signature
Name:	Please Print or Type
Title:
Dated:	, 2004
NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.

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NOTICE OF GUARANTEED DELIVERY